Exhibit 10.1

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of May 15, 2022, is made by and among Chardan NexTech Acquisition 2 Corp., a Delaware corporation (“Acquiror”), Dragonfly Energy Corp., a Nevada corporation (the “Company”) and Chardan NexTech Investments 2 LLC, a Delaware limited liability company (the “Sponsor”). Acquiror, the Company and the Sponsor shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Acquiror, the Company and Bronco Merger Sub, Inc., a Nevada corporation (“Merger Sub”), entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, the Sponsor is the record and beneficial owner of 3,162,500 shares (the “Owned Shares”) of common stock of Acquiror, par value $0.0001 per share (“Acquiror Common Stock”);

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement concurrently with the execution and delivery of the Merger Agreement by the parties thereto, pursuant to which, among other things, (a) the Sponsor will vote in favor of approval of the Transaction Proposals and (b) the Sponsor will agree not to redeem any shares of Acquiror Common Stock in connection with the Merger; and

WHEREAS, on or prior to the date hereof, Acquiror entered into a subscription agreement with Chardan Capital Markets, LLC pursuant to which Chardan Capital Markets, LLC agreed to purchase from Acquiror shares of Acquiror Common Stock as described in the subscription agreement (“Investor Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.            Agreement to Vote. The Sponsor hereby irrevocably and unconditionally agrees (a) to vote, or cause to be voted, at the Acquiror Stockholders’ Meeting or any other meeting of the Acquiror Stockholders, or in any action by written resolution of the Acquiror Stockholders, in each case, during which any or all of the Transaction Proposals are presented to the Acquiror Stockholders for approval, all of the Sponsor’s Acquiror Common Stock (and any additional shares of Acquiror equity securities acquired by the Stockholder after the date of this Agreement, including as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange, exercise, conversion or change of such Acquiror Common Stock, but excluding the Investor Shares or shares of Common Stock acquired in the public market, the “Subject Acquiror Equity Securities”) (i) in favor of the Transaction Proposals and (ii) against, and the Sponsor shall withhold consent with respect to, any Business Combination Proposal (other than the Merger) or any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Acquiror’s or Merger Sub’s covenants, agreements or obligations under the Merger Agreement or in any Ancillary Agreements or (y) any of the conditions to the Closing set forth in Sections 9.1 or 9.3 of the Merger Agreement not being satisfied, (b) if the Acquiror Stockholders’ Meeting or any other meeting of the Acquiror Stockholders is held in respect of the matters set forth in clause (a), to appear at such meeting, in person or by proxy, or otherwise cause all of the Sponsor’s Subject Acquiror Equity Securities to be counted as present thereat for purposes of establishing a quorum and (c) not to redeem, elect to redeem or tender or submit any of its Subject Acquiror Equity Securities for redemption in connection with the Acquiror Stockholder Approval, the Merger or any other transactions or otherwise prior to the termination of this Agreement pursuant to Section 6, and any attempt to redeem such Subject Acquiror Equity Securities will be void ab initio and of no effect. The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Merger, any of the transactions or any action described above is recommend by the Acquiror Board.

2.            Transfer of Shares.

a.          The Sponsor hereby agrees that it shall not (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber any of its Subject Acquiror Equity Securities or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing (each, a “Transfer”) or (ii) deposit any of its Subject Acquiror Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject Acquiror Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement; provided, however, that the foregoing shall not apply to any Transfer (A) to Acquiror’s officers or directors or Affiliates; (B) by private sales or transfers made in connection with the transactions contemplated by, and expressly permitted under, the Merger Agreement; and (C) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; provided, that any transferee of any Transfer of the types set forth in clauses (A) through (C) must enter into a written agreement agreeing to be bound by this Agreement.

b.          In furtherance of the foregoing, Acquiror hereby agrees to (i) place a revocable stop order on all Subject Acquiror Equity Securities subject to Section 2(a), including those which may be covered by a registration statement, and (ii) notify Acquiror’s transfer agent in writing of such stop order and the restrictions on such Subject Acquiror Equity Securities under Section 2(a) and direct Acquiror’s transfer agent not to process any attempts by the Sponsor to Transfer any Subject Acquiror Equity Securities except in compliance with Section 2(a); for the avoidance of doubt, the obligations of Acquiror under this Section 2(b) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject Acquiror Equity Securities.

3.            Other Covenants.

a.           The Sponsor hereby agrees to be bound by and subject to (i) Section 11.12 (Publicity) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, as if the Sponsor is directly a party thereto, and (ii) Section 7.4 (No Solicitation by Acquiror), Section 7.13 (Acquiror Closing Extension) and Section 8.3 (Support of Transaction) of the Merger Agreement to the same extent as such provisions apply to Acquiror, as if the Sponsor is directly party thereto.

b.          The Sponsor acknowledges and agrees that the Company and Acquiror are entering into the Merger Agreement in reliance upon the Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement the Company and Acquiror would not have entered into, or agreed to consummate the transactions contemplated by, the Merger Agreement.

c.          Without the prior written consent of the Company, the Acquiror and Sponsor hereby agree not to amend that certain Initial Public Offering Letter Agreement, dated August 10, 2021, by and among Acquiror, Sponsor, Chardan NexTech 2 Warrant Holdings LLC, and certain members of the Acquiror’s board of directors and/or management team.

4.            Representations and Warranties. Sponsor represents and warrants to the Company as follows:

a.          it is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, the Owned Shares, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Owned Shares and 4,627,858 warrants comprising a part of the units issued and sold by the Acquiror in the IPO, the Sponsor does not own beneficially or of record any shares of capital stock of Acquiror (or any securities convertible into shares of capital stock of Acquiror);

b.          none of the Subject Acquiror Equity Securities is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such securities, except as provided hereunder;

c.           it is duly organized, validly existing and in good standing under the laws of Delaware, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s, corporate, limited liability company or organizational powers and have been duly authorized by all necessary actions on the part of Sponsor;

d.          the execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Sponsor or any Contract to which it is a party, including the IPO Letter Agreement (as defined below), or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon Sponsor or Sponsor’s Subject Acquiror Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement;

e.           there are no Actions pending against Sponsor or, to the knowledge of Sponsor, threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement;

f.           no investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which the Acquiror is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Sponsor, on behalf of the Sponsor, other than, for the avoidance of doubt, Acquiror’s engagement of any investment banker, broker, finder or other intermediary as set forth in the Acquiror Disclosure Schedule; and

g.          that certain letter agreement, dated as of August 10, 2021 by and between Acquiror, the Sponsor and the other parties thereto (the “IPO Letter Agreement”) remains in full force and effect and neither Sponsor nor, to the knowledge of Sponsor, any other party thereto, is in violation thereof or default thereunder.

5.            Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms (the “Termination Date”). Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 5(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud. For purposes of this Section 5, (x) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means, with respect to a Party to this Agreement, an actual and intentional fraud with respect to the making of the representations and warranties contained herein; provided that such actual and intentional fraud of such Party shall only be deemed to exist if such Party had actual knowledge that a representation or warranty made by such Party were false when made, with the intention that the other such Party to this Agreement rely thereon, and the other Party did rely thereon to its detriment.

6.            No Recourse. Except for claims pursuant to the Merger Agreement or any other Ancillary Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Affiliate of the Company or any Affiliate of Acquiror (other than the Sponsor, on the terms and subject to the conditions set forth herein), and (b) none of the Affiliates of the Company or the Affiliates of Acquiror (other than the Sponsor, on the terms and subject to the conditions set forth herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby. The Sponsor hereby waives any and all rights and claims to redeem any Investor Shares or shares of Common Stock acquired in the public market.

7.            Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in its capacity as a record holder and beneficial owner of the Subject Acquiror Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor in its capacity as a member of the board of directors (or other similar governing body) of Acquiror or any of its Affiliates or as an officer, employee or fiduciary of Acquiror or any of its Affiliates, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of Acquiror or such Affiliate.

8.            No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

9.             Incorporation by Reference. Sections 1.2 (Construction) 11.4 (Assignment), 11.7 (Governing Law), 11.8 (Headings; Counterparts; Effectiveness), 11.10 (Entire Agreement), 11.11 (Amendments), 11.13 (Severability), 11.14 (Jurisdiction; Waiver of Jury Trial), 11.15 (Enforcement) and 11.17 (Non-Survival of Representations, Warranties and Covenants) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

CHARDAN NEXTECH INVESTMENTS 2 LLC

By:	/s/ Jonas Grossman
	Name:	Jonas Grossman
	Title:	Chief Executive Officer

CHARDAN NEXTECH ACQUISITION 2 CORP.

By:	/s/ Jonas Grossman
	Name:	Jonas Grossman
	Title:	Managing Member

DRAGONFLY ENERGY CORP.

By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]